UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2005
SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-26887 (Commission File Number)	77-0396307 (IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085

(Address of principal executive offices)	(Zip Code)
(408) 616-4000

(Registrant’s telephone number)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
          (c)          On August 18, 2005, the Board of Directors of Silicon Image, Inc. (the “Registrant”) appointed Robert Freeman, age 63, as Interim Chief Financial Officer of the Registrant. From April 2004 to August 2005, Mr. Freeman served as a management consultant to Horn Murdock Cole, a national financial and management consulting firm working with public software and semi-conductor companies. From January 2003 to March 2004, Mr. Freeman was an independent consultant. From September 2000 to December 2002, Mr. Freeman served as Senior Vice President and Chief Financial Officer of Southwall Technologies Inc., a producer of thin film optical coatings for use in the automotive, architectural and computer display markets. Prior to that time, Mr. Freeman held chief financial officer, senior vice president and treasurer roles at a variety of public and privately held companies. Mr. Freeman holds a Masters of Business Administration degree from the University of Southern California and a Bachelor of Arts degree from Loyola Marymount University.
          On August 18, 2005, the Registrant entered into an employment offer letter with Mr. Freeman for the position of Interim Chief Financial Officer, pursuant to which Mr. Freeman is entitled to cash compensation of $30,000 per month and is eligible to participate in the Registrant’s health insurance and employee benefit plans. In addition, the offer letter also provides that in the event Mr. Freeman is terminated without cause prior to November 22, 2005, he will be entitled to receive the above-mentioned monthly compensation through November 22, 2005.
          (b)          On August 23, 2005, Dale Brown notified the Registrant that he was resigning from the offices of Chief Accounting Officer and Corporate Controller of the Registrant, effective as of August 31, 2005. Mr. Freeman, who will serve as Chief Accounting Officer beginning as of August 31, 2005, will assume Mr. Brown’s responsibilities following Mr. Brown’s resignation.
ITEM 8.01. OTHER EVENTS.
          On August 19, 2005, Darrel Slack, the Registrant’s Chief Financial Officer, began a personal leave of absence which is currently expected to continue until September 25, 2005.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON IMAGE, INC.
Date: August 24, 2005	By:	/s/ Patrick Reutens
Patrick Reutens
Chief Legal Officer